Exhibit 10.13

Rules of the Mereo BioPharma Group

plc Share Option Scheme

Adopted by the board of directors of Mereo BioPharma Group

plc on 4 March 2016

Amended by the board of directors of Mereo BioPharma Group

plc on 4 April 2017

Amended by the board of directors of Mereo BioPharma Group

plc on 20 March 2018

Expiry date: 9 June 2026

Rules of the Mereo BioPharma Group plc Share Option Scheme

CONTENTS

RULES OF THE MEREO BIOPHARMA GROUP PLC SHARE OPTION SCHEME		3

1.	DEFINITIONS AND INTERPRETATION	3

2.	GRANT OF OPTIONS	5

3.	PERFORMANCE CONDITIONS	5

4.	RESTRICTIONS ON TRANSFER AND BANKRUPTCY	5

5.	INDIVIDUAL LIMIT	5

6.	VESTING AND EXERCISE	5

7.	TAXATION AND REGULATORY ISSUES	6

8.	CASH EQUIVALENT/NET SETTLEMENT	6

9.	CESSATION OF EMPLOYMENT	7

10.	CORPORATE EVENTS	7

11.	ADJUSTMENTS	9

12.	AMENDMENTS	9

13.	LEGAL ENTITLEMENT	9

14.	GENERAL	10

APPENDIX		11

Rules of the Mereo BioPharma Group plc Share Option Scheme

RULES OF THE MEREO BIOPHARMA GROUP PLC SHARE OPTION SCHEME

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Scheme, unless otherwise stated, the words and expressions below have the following meanings:

“Admission Date”	the day on which the Shares are admitted to the Official List of the UKLA and to trading on AIM;

“AIM”	the Alternative Investment Market of the London Stock Exchange;

“AIM Rules”	the rules of AIM, as amended from time to time;

“Board”	subject to rule 10.9, the board of directors of the Company or any duly authorised committee of the board;

“Company”	Mereo BioPharma Group Plc registered in England and Wales under number 9481161;

“Control”	the meaning given by section 995 of the Income Tax Act 2007;

“Dealing Day”	any day on which the London Stock Exchange is open for business;

“Dealing Restrictions”	restrictions imposed by the Company’s share dealing code, the AIM Rules or any applicable laws or regulations which impose restrictions on share dealing;

“Eligible Employee”	an employee (including an executive director) of the Company or any of its Subsidiaries;

“Exercise Period”	the period during which an Option may be exercised;

“Exercise Price”	the price per Share payable to exercise an Option as determined by the Board in accordance with rule 2.5, as adjusted from time to time in accordance with the rules of the Scheme;

“Grant Date”	the date on which an Option is granted;

“Group Member”	the Company, any Subsidiary of the Company, any company which is (within the meaning of section 1159 of the Companies Act 2006) the Company’s holding company or a Subsidiary of the Company’s holding company or, if the Board so determines, any body corporate in relation to which the Company is able to exercise at least 20% of the equity voting rights and “Group” will be construed accordingly;

“HMRC”	HM Revenue & Customs;

“Internal Reorganisation”	where immediately after a change of Control of the Company, all or substantially all of the issued share capital of the acquiring company is owned directly or indirectly by the persons who were shareholders in the Company immediately before the change of Control;

Rules of the Mereo BioPharma Group plc Share Option Scheme

“Market Value”	the market value determined by the Board on the relevant date;

“Normal Vesting Date”	the date on which the Board determines, on or prior to the Grant Date that an Option will normally Vest, or to the extent that the Option is subject to a Vesting Schedule, the date determined by the Board on or prior to the Grant Date for the relevant tranche of the Option as set out in the Vesting Schedule;

“Option”	a right to acquire Shares in accordance with the rules of the Scheme during an Exercise Period;

“Participant”	any person who holds an Option or following his death, his personal representatives;

“Performance Period”	the period over which a Performance Condition will be measured which, unless the Board determines otherwise, will be at least three years;

“Performance Condition”	a condition or conditions imposed under rule 3.1 which relates to performance;

“Scheme”	the Mereo BioPharma Group Plc Share Option Scheme in its present form or as from time to time amended;

“Share”	a fully paid ordinary share in the capital of the Company or an American Depository Share representing such a share or a number of such shares;

“Subsidiary”	the meaning given by section 1159 of the Companies Act 2006;

“Tax Liability”	any tax or social security contributions liability in connection with an Option for which the Participant is liable and for which any Group Member or former Group Member is obliged to account to any relevant authority;

“Trustee”	the trustee or trustees for the time being of any employee benefit trust, the beneficiaries of which include Eligible Employees;

“UKLA”	the United Kingdom Listing Authority or any successor body;

“Vest”	the point at which an Option becomes capable of exercise and “Vesting”, “Vested” and “Vesting Date” will be construed accordingly; and

“Vesting Schedule”	in relation to an Option that is divided into tranches, the series of Normal Vesting Dates on which the Board determines on the Grant Date that those tranches will usually normally Vest.

1.2	References in the Scheme to:

1.2.1	any statutory provisions are to those provisions as amended or re-enacted from time to time;

1.2.2	the singular include the plural and vice versa; and

1.2.3	the masculine include the feminine and vice versa.

Rules of the Mereo BioPharma Group plc Share Option Scheme

1.3	Headings do not form part of the Scheme.

2.	GRANT OF OPTIONS

2.1	Subject to rule 2.2, the Board may grant an Option to an Eligible Employee in its discretion subject to the rules of the Scheme and upon such additional terms as the Board may determine.

2.2	The grant of an Option will be subject to obtaining any approval or consent required by AIM (or other relevant authority), any Dealing Restrictions and any other applicable laws or regulations (whether in the UK or overseas).

2.3	Options must be granted by deed and, as soon as practicable after the Grant Date, Participants must be notified of the terms of their Option, including any Performance Condition.

2.4	No Option may be granted under the Scheme after the tenth anniversary of the Admission Date.

2.5	On the grant of an Option, the Board will determine the Exercise Price which applies to that Option which may not be less than the greater of:

2.5.1	the Market Value of a Share on the Grant Date; and

2.5.2	if the Shares are to be subscribed, the nominal value of a Share.

2.6	The Exercise Price applying to an Option may be adjusted in accordance with rule 11.

3.	PERFORMANCE CONDITIONS

3.1	The Board may determine that the Vesting of Options will be subject to the satisfaction of a Performance Condition. Subject to rules 9 and 10, the Performance Condition will be measured over the Performance Period.

3.2	The Board may amend or substitute any Performance Condition if one or more events occur which cause the Board to consider that a substituted or amended Performance Condition would be more appropriate and would not be materially less difficult to satisfy.

4.	RESTRICTIONS ON TRANSFER AND BANKRUPTCY

4.1	Unless the Board determines otherwise, an Option must not be transferred, assigned, charged or otherwise disposed of in any way (except in the event of the Participant’s death, to his personal representatives) and will lapse immediately on any attempt to do so.

4.2	An Option will lapse immediately if the Participant is declared bankrupt, or if the Participant is outside the UK, any analogous event occurs.

5.	INDIVIDUAL LIMIT

5.1	No Eligible Employee may be granted Options which would, at the time they are granted, cause the Market Value of all the Shares subject to Options granted to that Eligible Employee in respect of a particular financial year of the Company to exceed 400% of salary, and to the extent any Option exceeds this limit it will be scaled back accordingly.

6.	VESTING AND EXERCISE

6.1	As soon as reasonably practicable after the end of any Performance Period relating to an Option, the Board will determine if and to what extent the Performance Condition has been met. To the extent that it has not been satisfied in full, the remainder of the Option will lapse immediately.

6.2	Subject to rules 7.2, 9 and 10, an Option will Vest:

6.2.1	on the Normal Vesting Date; or

Rules of the Mereo BioPharma Group plc Share Option Scheme

6.2.2	if on the Normal Vesting Date (or on any other date on which an Option is due to Vest under rule 9 or 10) a Dealing Restriction applies to the Option, on the date on which such Dealing Restriction lifts; and

and an Option may then be exercised during the period ending on the tenth anniversary of the Grant Date (or such shorter period as the Board may determine on or prior to the Grant Date), after which time it will lapse.

6.3	Subject to rules 7 and 8, an Option may be exercised pursuant to this rule 6 or rules 9 and 10 in such form and manner as the Board may determine, provided that exercise of an Option will not take effect until the Company receives:

6.3.1	notice of exercise of the Option; and

6.3.2	payment of the aggregate Exercise Price (or an undertaking to pay that amount).

6.4	Subject to rules 7 and 8, where an Option has been exercised, the number of Shares in respect of which it has been exercised will be issued, transferred or paid (as applicable) to the Participant as soon as reasonably practicable thereafter.

7.	TAXATION AND REGULATORY ISSUES

7.1	A Participant will be responsible for and indemnifies each relevant Group Member and the Trustee against any Tax Liability relating to his Option. Any Group Member and/or the Trustee may withhold an amount equal to such Tax Liability from any amounts due to the Participant (to the extent such withholding is lawful) and/or make any other arrangements as it considers appropriate to ensure recovery of such Tax Liability including, without limitation, the sale of sufficient Shares acquired subject to the Option to realise an amount equal to the Tax Liability.

7.2	The exercise of an Option and the issue or transfer of Shares under the Scheme will be subject to obtaining any approval or consent required by AIM (or other relevant authority), any Dealing Restrictions, or any other applicable laws or regulations (whether in the UK or overseas).

8.	CASH EQUIVALENT/NET SETTLEMENT

8.1	Subject to rule 8.5, at any time prior to the date on which Shares in respect of which an Option has been exercised have been issued or transferred to a Participant, the Board may determine that, in substitution for his right to acquire some or all of the Shares to which his Option relates, the Participant will instead receive a cash sum in accordance with rule 8.2 or a reduced number of Shares in accordance with rule 8.3.

8.2	A cash sum to which a Participant becomes entitled under this rule 8.2 will be equal to the Market Value of that number of the Shares which would otherwise have been issued or transferred, less the aggregate Exercise Price payable in respect of the exercise of the Option in relation to those Shares and for these purposes:

8.2.1	Market Value will be determined on the date of exercise; and

8.2.2	the cash sum will be paid to the Participant as soon as reasonably practicable after exercise of the Option, net of any deductions (including, but not limited to, any Tax Liability or similar liabilities) as may be required by law.

8.3	The number of Shares to which a Participant becomes entitled under this rule 8.3 will be such number of Shares as have a Market Value equal to the amount by which the Market Value of that number of the Shares which would otherwise have been issued or transferred exceeds the aggregate Exercise Price and/or Tax Liability payable in respect of the exercise of the Option in relation to those Shares. For these purposes Market Value will be determined on the date of exercise.

8.4	Any Exercise Price paid by a Participant will be refunded to him to the extent an Option he has exercised is settled by a payment of cash in accordance with rule 8.2 or delivery of Shares in accordance with rule 8.3.

Rules of the Mereo BioPharma Group plc Share Option Scheme

8.5	The Board may determine that this rule 8 will not apply to an Option, or any part of it.

9.	CESSATION OF EMPLOYMENT

Bad leavers

9.1	If a Participant ceases to hold office or employment with a Group Member as a result his termination for gross misconduct, any Option that he holds (whether or not Vested) will lapse at that time.

Good leavers

9.2	If a Participant ceases to hold office or employment with a Group Member for any reason other than as a result of his termination for gross misconduct:

9.2.1	to the extent that his Option has Vested on the date of such cessation, it will be exercisable from the date of cessation in accordance with rule 9.3; and

9.2.2	to the extent that his Option has not Vested on the date of such cessation, it will become exercisable on the Normal Vesting Date (unless the Board determines that it will be exercisable on the date of cessation) in accordance with rule 9.3 to the extent determined by the Board (taking into account the extent to which any Performance Condition has been satisfied and, unless the Board determines otherwise, the period of time that has elapsed from the Grant Date to the date of cessation).

To the extent that an Option does not Vest, the remainder will lapse immediately.

9.3	An Option may, subject to rule 8, then be exercised for a period of six months or, in the case of the Participant’s death, 12 months (or such other period as the Board may determine) from the date of cessation (where rule 9.2.1 applies or where the Board has determined that it will be exercisable on the date of cessation pursuant to rule 9.2.2) or the Normal Vesting Date (where rule 9.2.2 applies) after which time it will lapse.

9.4	For the purposes of the Scheme, no person will be treated as ceasing to hold office or employment with a Group Member until that person no longer holds:

9.4.1	an office or employment; or

9.4.2	a right to return to work

with any Group Member.

10.	CORPORATE EVENTS

10.1	Where any of the events described in rule 10.3 occur, then subject to rules 10.6 and 10.8, all Options which have not yet Vested will Vest in accordance with rule 10.2 at the time of such event. Options (whether Vested pursuant to this rule or otherwise) will be exercisable for one month (or such longer period as the Board may determine, not exceeding six months) from the date of the relevant event, after which time all Options will lapse.

10.2	The number of Shares in respect of which an Option will Vest pursuant to rule 10.1 will be determined by the Board taking into account the extent to which any Performance Condition has been satisfied and unless the Board determines otherwise, the period of time from the Grant Date to the date of the relevant event. To the extent that an Option does not Vest or is not exchanged in accordance with rules 10.6 and 10.8, the remainder will lapse immediately.

10.3	The events referred to in rule 10.1 are:

10.3.1	General offer

Rules of the Mereo BioPharma Group plc Share Option Scheme

If any person (either alone or together with any person acting in concert with him):

i)	obtains Control of the Company as a result of making a general offer to acquire Shares; or

ii)	already having Control of the Company, makes an offer to acquire all of the Shares other than those which are already owned by him and such offer becomes wholly unconditional.

10.3.2	Scheme of arrangement

A compromise or arrangement in accordance with section 899 of the Companies Act 2006 (or any similar legislation or rules in a jurisdiction outside the United Kingdom) for the purposes of a change of Control of the Company which is sanctioned by the Court.

10.4	Winding-up

On the passing of a resolution for the voluntary winding-up or the making of an order for the compulsory winding up of the Company, the Board will determine:

10.4.1	whether and to what extent Options which have not yet Vested will Vest taking into account the extent to which any Performance Condition has been satisfied and, unless the Board determines otherwise, the period of time from the Grant Date to the date of the relevant event; and

10.4.2	the period during which a Vested Option may be exercised, after which time it will lapse.

To the extent that an Option does not Vest, it will lapse immediately.

10.5	Other events

If the Company is or may be affected by a demerger, delisting, special dividend or other event which, in the opinion of the Board, may affect the current or future value of Shares the Board may determine:

10.5.1	whether and to what extent Awards which have not yet Vested will Vest, taking into account the extent to which any Performance Condition has been satisfied and, unless the Board determines otherwise, the period of time from the Grant Date to the date of the relevant event; and

10.5.2	the period of time during which any Vested Option may be exercised, after which time it will lapse.

To the extent that an Award does not Vest it will lapse immediately.

10.6	Exchange – unvested Options

An unvested Option will not Vest under rule 10.1 but will be exchanged on the terms set out in rule 10.8 to the extent that:

10.6.1	an offer to exchange the Option is made and accepted by a Participant; or

10.6.2	there is an Internal Reorganisation.

10.7	Exchange – Vested Options

Where there is an Internal Reorganisation, unless the Board determines otherwise, a Vested Option will not lapse under rule 10.1 but will be exchanged on the terms set out in rule 10.8.

10.8	Exchange terms

If this rule 10.8 applies, the Option will be released in consideration of the grant of a new option (“New Option”) which, in the opinion of the Board, is equivalent to the Option, but relates to shares in a different company (whether the acquiring company or a different company). Unless the Board determines otherwise, the rules of this Scheme will be construed in relation to the New Option as if:

Rules of the Mereo BioPharma Group plc Share Option Scheme

company (whether the acquiring company or a different company). Unless the Board determines otherwise, the rules of this Scheme will be construed in relation to the New Option as if:

10.8.1	the New Option were an Option granted under the Scheme at the same time as the Option;

10.8.2	references to the Company were references to the company whose shares are subject to the New Option; and

10.8.3	references to Shares were references to shares in the company whose shares are subject to the New Option.

10.9	Meaning of Board

Any reference to the Board in this rule 10 means the members of the Board immediately prior to the relevant event.

11.	ADJUSTMENTS

11.1	The number of Shares subject to an Option and/or the Exercise Price may be adjusted in such manner as the Board determines, in the event of:

11.1.1	any variation of the share capital of the Company; or

11.1.2	a demerger, delisting, special dividend, rights issue or other event which may, in the Board’s opinion, affect the current or future value of Shares.

The Board may also adjust any Performance Condition.

12.	AMENDMENTS

12.1	Except as described in this rule 12 the Board may at any time amend the rules of the Scheme.

12.2	No amendment to the material disadvantage of existing rights of Participants (except in respect of the Performance Condition) will be made under rule 12.1 unless:

12.2.1	every Participant who may be affected by such amendment has been invited to indicate whether or not he approves the amendment; and

12.2.2	the amendment is approved by a majority of those Participants who have so indicated.

12.3	No amendment will be made under this rule 12 if it would prevent the Scheme from being an employees’ share scheme in accordance with section 1166 of the Companies Act 2006.

13.	LEGAL ENTITLEMENT

13.1This	rule 13 applies during a Participant’s employment with any Group Member and after the termination of such employment, whether or not the termination is lawful.

13.2	Nothing in the Scheme or its operation forms part of the terms of employment of a Participant and the rights and obligations arising from a Participant’s employment with any Group Member are separate from, and are not affected by, his participation in the Scheme. Participation in the Scheme does not create any right to continued employment with a Group Member for any Participant.

13.3	The grant of any Option to a Participant does not create any right for that Participant to be granted any further Options or to be granted Options on any particular terms, including the number of Shares to which Options relate.

13.4	By Participating in the Scheme, a Participant waives all rights to compensation for any loss in relation to the Scheme, including:

Rules of the Mereo BioPharma Group plc Share Option Scheme

13.4.1	any loss or reduction of any rights or expectations under the Scheme in any circumstances or for any reason (including lawful or unlawful termination of the Participant’s employment);

13.4.2	any exercise of a discretion or a decision taken in relation to an Option or to the Scheme, or any failure to exercise a discretion or take a decision; and

13.4.3	the operation, suspension, termination or amendment of the Scheme.

14.	GENERAL

14.1	The Scheme will terminate upon the date stated in rule 2.4, or at any earlier time by the passing of a resolution by the Board or an ordinary resolution of the Company in general meeting. Termination of the Scheme will be without prejudice to the existing rights of Participants.

14.2	Shares issued or transferred from treasury under the Scheme will rank equally in all respects with the Shares then in issue, except that they will not rank for any voting, dividend or other rights attaching to Shares by reference to a record date preceding the date of issue or transfer from treasury.

14.3	By participating in the Scheme, Participants resident outside of the European Economic Area consent to the collection, holding, processing and transfer of his personal data by any Group Member or any third party for all purposes relating to the operation of the Scheme, including but not limited to, the administration and maintenance of Participant records, providing information to future purchasers of the Company or any business in which the Participant works and to the transfer of information about the Participant to a country or territory outside the European Economic Area or elsewhere.

14.4	The Scheme will be administered by the Board. The Board will have full authority, consistent with the Scheme, to administer the Scheme, including authority to interpret and construe any provision of the Scheme and to adopt regulations for administering the Scheme. Decisions of the Board will be final and binding on all parties.

14.5	Any notice or other communication in connection with the Scheme may be delivered personally or sent by electronic means or post, in the case of a company to its registered office (for the attention of the company secretary), and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment. Where a notice or other communication is given by post, it will be deemed to have been received 72 hours after it was put into the post properly addressed and stamped, and if by electronic means, when the sender receives electronic confirmation of delivery or if not available, 24 hours after sending the notice.

14.6	No third party will have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Scheme (without prejudice to any right of a third party which exists other than under that Act).

14.7	These rules will be governed by and construed in accordance with the laws of England and Wales. Any person referred to in this Scheme submits to the exclusive jurisdiction of the Courts of England and Wales.

Rules of the Mereo BioPharma Group plc Share Option Scheme

APPENDIX

APPROVED OPTIONS

This Appendix sets out the terms on which the Board may grant Approved Options.

1.	INTERPRETATION

1.1	The rules of the Scheme apply to Approved Options except as modified below and references in the rules of the Scheme to an Option will be interpreted as references to an Approved Option for the purposes of this Appendix.

1.2	References in this Appendix to ‘rules’ are to rules of the Scheme and references to ‘sections’ are to the sections of this Appendix.

1.3	In the event of any conflict between the rules of the Scheme and the sections of this Appendix, this Appendix will take precedence.

2.	DEFINITIONS

2.1	In this Appendix, unless otherwise stated, the words and expressions below have the following meanings

“Approved Option”	an Option granted under this Appendix;

“Associated Company”	has the meaning given to it in paragraph 35(1) of Schedule 4;

“Market Value”	the market value determined in accordance with the applicable provisions of Part VIII of the Taxation of Chargeable Gains Act 1992, and any relevant published HMRC guidance on the relevant date ;

“Restriction”	has the meaning given by paragraph 36(3) of Schedule 4;

“Schedule 4”	Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003; and

“Variation of Capital”	in relation to the equity share capital of the Company, a capitalisation issue, an offer or invitation made by way of rights, a subdivision, consolidation, reduction or any other variation in respect of which Approved Options may be adjusted in accordance with rule 11 as applied by this Approved Appendix and the requirements of Schedule 4.

3.	ELIGIBILITY TO BE GRANTED AN APPROVED OPTION

3.1	An Approved Option may only be granted to an Eligible Employee who is a director of the Company or any of its Subsidiaries if he is obliged to devote not less than 25 hours a week (excluding meal breaks) to the performance of the duties of his office or employment with the Company or any Subsidiary.

3.2	An Approved Option may not be granted to an Eligible Employee who is excluded from participation by virtue of paragraph 9 of Schedule 4 (material interest in a close company).

4.	GRANT OF AN APPROVED OPTION

4.1	No Approved Option may be granted unless and until this Appendix meets the requirements of Schedule 4.

4.2	Approved Options must be granted by deed and, as soon as reasonably practicable after the Grant Date, Participants must be notified of the terms of their Approved Options, including the terms set out in paragraph 21A(1) of Schedule 4.

Rules of the Mereo BioPharma Group plc Share Option Scheme

4.3	The Board must not grant an Approved Option to an Eligible Employee which would on the Grant Date cause the aggregate Market Value of the shares which he may acquire by exercising that Approved Option, and any other option which is to be taken into account for the purposes of the limit specified in paragraph 6(1) of Schedule 4, to exceed that limit.

4.4	For the purposes of this section 4, the Market Value of a share:

4.4.1	will be determined at the time the relevant option is granted; and

4.4.2	in the case of a share subject to a Restriction, will be determined as if the Restriction did not apply.

4.5	If the Company purports to grant an Approved Option in breach of the limit in section 4.3, that Approved Option will take effect from the Grant Date over the maximum number of Shares over which it may be granted within that limit and any excess will be treated as an Option under the Scheme.

4.6	Any Performance Condition applied to an Approved Option will be objective. Any substituted or amended Performance Condition applied to an Approved Option in accordance with rule 3.2 will not be materially more or less difficult to satisfy than the original Performance Condition when originally set.

5.	SHARES SUBJECT TO AN APPROVED OPTION

5.1	The Shares subject to an Approved Option must satisfy Part 4 of Schedule 4.

5.2	If the Shares subject to an Approved Option are subject to a Restriction, the details of the Restriction will be included in the notification given under rule 2.3.

6.	RESTRICTIONS ON TRANSFER AND BANKRUPTCY

6.1	In its application to Approved Options, there shall be deleted from rule 4.1 the words: “Unless the Board determines otherwise,”

7.	EXERCISE OF APPROVED OPTIONS

7.1	A Participant may not exercise an Approved Option while he is excluded from being granted an Approved Option under paragraph 9 of Schedule 4 (material interest in a close company).

7.2	The following rule 7.1 will apply to Approved Options in substitution for rule 7.1:

“7.1	A Participant will be responsible for and indemnifies each relevant Group Member and the Trustee against any Tax Liability arising as a result of the exercise of an Option and will reimburse the Group Member and/or the Trustee (as relevant) for the Tax Liability within thirty days of it arising. An Option may only be exercised if there are arrangements in place acceptable to the Board to provide for the reimbursement of any Tax Liability arising as a result of the exercise of the Option, which may include:

7.8.1	the Participant making a payment to the Group Member and/or the Trustee;

7.1.2	the Group Member withholding the Tax Liability from the Participant’s remuneration (to the extent permitted by law); or

7.1.3	with the Participant’s agreement, any other arrangement acceptable to the Group Member and/or the Trustee to reimburse the Tax Liability, including authorising the sale of sufficient of the Shares on the Participant’s behalf.”

7.3	Rule 8 of the Scheme will not apply to Approved Options.

8.	CESSATION OF EMPLOYMENT

8.1	The following rules 9.1 – 9.3 will apply to Approved Options in substitution for rules 9.1 – 9.3:

Rules of the Mereo BioPharma Group plc Share Option Scheme

“Bad leavers

9.1	If a Participant ceases to hold office or employment with a Group Member as a result his termination for gross misconduct, any Option that he holds (whether or not Vested) will lapse at that time.

Good leavers

9.2	If a Participant ceases to hold office or employment with a Group Member for any reason other than as a result of his termination for gross misconduct:

9.2.1	to the extent that his Option has Vested on the date of such cessation, it will be exercisable from the date of cessation in accordance with rule 9.3; and

9.2.2	to the extent that his Option has not Vested on the date of such cessation, it will become exercisable on the Normal Vesting Date in accordance with rule 9.3 to the extent determined by the Board (taking into account the extent to which any Performance Condition has been satisfied at the end of the Performance Period and the period of time that has elapsed from the Grant Date to the date of cessation).

To the extent that an Option does not Vest, the remainder will lapse immediately.

9.3	An Option may, subject to rule 8, then be exercised for a period of six months or, in the case of the Participant’s death, 12 months from the date of cessation (where rule 9.2.1 applies) or the Normal Vesting Date (where rule 9.2.2 applies) after which time it will lapse.”

9.	CORPORATE EVENTS

9.1	The following rules 10.1 –10.3A will apply to Approved Options in substitution for rules 10.1 – 10.3:

“10.1.	Where any of the events described in rule 10.3 occur, then subject to rules 10.7 – 10.8A, all Options which have not yet Vested will Vest in accordance with rule 10.2 at the time of such event. Vested Options will be exercisable for one month (or such longer period not exceeding six months as the Board may permit) from the date of the relevant event, after which all Options will lapse.

10.2	An Option will Vest pursuant to rule 10.1 taking into account the extent to which any Performance Condition has been satisfied and, unless the Board determines otherwise, the period of time from the Grant Date to the date of the relevant event. To the extent that an Option does not Vest or is not exchanged in accordance with rules 10.7– 10.8A, it will lapse immediately.

10.3	The events referred to in rule 10.1 are:

10.3.1	General offer

(a)	If a person (including any person acting in concert with him as referred to in paragraph 25A(8) of Schedule 4) has obtained Control of the Company as a result of an offer falling within paragraph 25A(3) of Schedule 4 and any condition subject to which the offer is made has been satisfied.

(b)	If any person (either alone or together with any person acting in concert with him) other than in a case falling within rule 10.3.1(i):

i.	obtains Control of the Company as a result of making a general offer to acquire Shares; or

ii.	already having Control of the Company, makes an offer to acquire all of the Shares other than those which are already owned by him,

and such offer becomes wholly unconditional.

Rules of the Mereo BioPharma Group plc Share Option Scheme

9.1.2	Compromise or arrangement

(a)	The sanction by the Court under section 899 of the Companies Act 2006 of a compromise or arrangement of a sort referred to in paragraph 25A(6) of Schedule 4 which is proposed for the purposes of a change of Control of the Company.

(b)	A compromise or arrangement in accordance with section 899 of the Companies Act 2006 for the purposes of a change of Control of the Company not falling within rule 10.3.2(a) is sanctioned by the Court.

11.3A	If a person becomes bound or entitled to acquire Shares under sections 979 to 982 or 983 to 985 of the Companies Act 2006 (takeover offers: right of offeror to buy out minority shareholder etc), any Option which has not already been exercised or lapsed may be exercised while that person remains so bound or entitled. All unexercised Options will lapse when that person ceases to be so bound or entitled.”

10.	CORPORATE EVENTS – EXCHANGE OF OPTIONS

10.1	The following rules 10.7 – 10.8A will apply to Approved Options in substitution for rules 10.7– 10.9:

“10.7	If another company (the “acquiring company”):

10.7.1	obtains Control of the Company as a result of making:

(i)	a general offer (disregarding, if relevant, the fact that the general offer may be made to different shareholders by different means) to acquire the whole of the issued ordinary share capital of the Company (construed in accordance with paragraph 26(2A) of Schedule 4) which is made on a condition such that, if it is met, the person making the offer will have Control of the Company; or

(ii)	a general offer (disregarding, if relevant, the fact that the general offer may be made to different shareholders by different means) to acquire all the shares in the Company (construed in accordance with paragraph 26(2A) of Schedule 4) which are of the same class as the shares which may be acquired by the exercise of Approved Options;

10.7.2	obtains Control of the Company as a result of a compromise or arrangement sanctioned by the court under section 899 of the Companies Act 2006; or

10.7.3	becomes bound or entitled to acquire shares in the Company under sections 979 to 982 or 983 to 985 of the Companies Act 2006,

an Option may be released in consideration of the grant to the holder of that Option of a new share option in accordance with rule 10.8.

10.8	If an ‘Option (the “Old Option”) is to be released in consideration of the grant of a new share option (a “New Option”) in accordance with this rule 10.8:

10.8.1	that must be done with the agreement of the acquiring company and the Participant;

10.8.2	such agreement must be made in the relevant period determined in accordance with paragraph 26 of Schedule 4 and before the Old Option lapses in accordance with rule 10.1;

10.8.3	any New Option granted in consideration of the release of an Old Option in accordance with this rule 10.8 must satisfy the requirements of paragraph 27 of Schedule 4; and

10.8.4	the New Option will be treated as if it was an Option granted under the Scheme at the same time as the Old Option, except that:

(i)	other than in the definition of “Board”, in rule 10.2 and in rule 14.1, the defined term “Company” will mean the company whose shares are subject to the New Option; and

(ii)	rule 10.10 will not apply to the New Option.

Rules of the Mereo BioPharma Group plc Share Option Scheme

10.8A	If there is an Internal Reorganisation, an unvested Approved Option will not Vest under rule 10.1 and any Vested Approved Option may not be released if the acquiring company offers to grant a new share option in consideration of the release of the Option (whether in accordance with rules 10.7 – 10.8 or otherwise). To the extent the Participant does not agree to the release of the Option in accordance with rules 10.7 – 10.8 or otherwise, the Option will lapse one month after the date of the Internal Reorganisation.”

10.2	Following the grant of any New Option in accordance with rule 10.8, no Approved Options may be granted under the Scheme other than New Options granted in accordance with rule 10.8.

11.	ADJUSTMENTS

11.1	The following rule 11 will apply to Approved Options in substitution for rule 11:

11.1	The number of Shares subject to an Option and/or the Exercise Price thereof may be adjusted in such manner as the Board determines in the event of a Variation of Capital.

11.2	No adjustment may be made to an Approved Option under this rule 11 that does not meet the requirements of Schedule 4.

11.3	The Board may also adjust any Performance Condition.”

12.	AMENDMENTS

12.1	If an amendment is made to this Appendix which will result in this Appendix ceasing to meet the requirements of Schedule 4, the amendment will not have effect unless and until the Board has determined that the amendment will take effect even if this causes this Appendix to cease to meet the requirements of Schedule 4.

13.	BOARD DISCRETION

13.1	Any discretion exercisable or action or determination to be undertaken by the Board under this Appendix will be exercised or undertaken fairly and reasonably.

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THE MEREO BIOPHARMA GROUP PLC SHARE OPTION SCHEME

(THE “OPTION SCHEME”)

GLOBAL DEED OF GRANT

On the date of this deed (“Grant Date”), Mereo BioPharma Group Plc (the “Company”) hereby grants options (“2018 Options”) over such number of ordinary shares in the Company (“Shares”) as specified in the Appendix, to the individuals (“Participants”) named therein, subject to the rules of the Option Scheme and the terms of this deed.

Unless otherwise defined, capitalised terms used in this deed have the same meaning as in the rules of the Option Scheme.

TERMS OF THE 2018 OPTIONS

Subject to the rules of the Option Scheme, the following Vesting Schedule will apply to the 2018 Options (each vesting date a “Normal Vesting Date”):

a)	one-third of the Shares subject to the 2018 Option, rounding down to the nearest whole Share will Vest on the first anniversary of the Grant Date;

b)	one-third of the Shares subject to the 2018 Option, rounding down to the nearest whole Share will Vest on the second anniversary of the Grant Date; and

c)	the remaining Shares subject to the 2018 Option will Vest on the third anniversary of the Grant Date.

Each tranche of the 2018 Option will normally then be exercisable from the relevant Normal Vesting Date until the tenth anniversary of the Grant Date after which, subject to the rules of the Option Scheme, the 2018 Option will lapse.

In accordance with rule 5 of the Option Scheme, the Board has determined that the Market Value of a Share used to determine the number of Shares comprised in the 2018 Option is £[ • ].

The 2018 Option is personal to the Participant and is not transferable except as permitted by the rules of the Option Scheme. Subject to the rules of the Option Scheme, Shares in respect of a 2018 Option which has been exercised will be delivered to the Participant as soon as reasonably practicable thereafter, subject to payment of any Tax Liability relating to the 2018 Option.

Executed as a deed on [Insert date] by Mereo BioPharma Group Plc acting by [Name] a director,
[Name] in the presence of:

[SIGNATURE OF WITNESS]

[NAME, ADDRESS AND OCCUPATION OF WITNESS]

Appendix

Name of Participant	Value of 2018 Option	Number of Shares subject to 2018 Option

[ ● ]	£[ ● ]	[ ● ]

[ ● ]	£[ ● ]	[ ● ]

[ ● ]	£[ ● ]	[ ● ]

[ ● ]	£[ ● ]	[ ● ]

MEREO BIOPHARMA GROUP PLC SHARE OPTION SCHEME (THE “OPTION SCHEME”)

2018 OPTION CERTIFICATE

This is to certify that on [ ● ] 2018 (the “Grant Date”), [name] (the “Participant”) was granted an option (“2018 Option”) under the rules of the Option Scheme over such number of ordinary shares in Mereo BioPharma Group plc (“Shares”) as specified in the table below.

Value of 2018 Option	Number of Shares subject to 2018 Option
£[ ● ]	[ ● ]

Subject to the rules of the Option Scheme, the following Vesting Schedule will apply to the 2018 Option (each vesting date a “Normal Vesting Date”):

a)	one-third of the Shares subject to the 2018 Option, rounding down to the nearest whole Share will Vest on the first anniversary of the Grant Date;

b)	one-third of the Shares subject to the 2018 Option, rounding down to the nearest whole Share will Vest on the second anniversary of the Grant Date; and

c)	the remaining Shares subject to the 2018 Option will Vest on the third anniversary of the Grant Date.

Each tranche of the 2018 Option will normally then be exercisable from the relevant Normal Vesting Date until the tenth anniversary of the Grant Date after which, subject to the rules of the Option Scheme, the 2018 Option will lapse.

In accordance with rule 5 of the Option Scheme, the Board has determined that the Market Value of a Share used to determine the number of Shares comprised in the 2018 Option is £[ • ].

The 2018 Option is personal to the Participant and is not transferable except as permitted by the rules of the Option Scheme. Subject to the rules of the Option Scheme, Shares in respect of a 2018 Option which has been exercised will be delivered to the Participant as soon as reasonably practicable thereafter, subject to payment of any Tax Liability relating to the 2018 Option.

Unless otherwise defined, capitalised terms used in this 2018 Option Certificate have the same meaning as in the rules of the Option Scheme. In the event of a conflict with this 2018 Option Certificate, the rules of the Option Scheme prevail.

PLEASE KEEP THIS CERTIFICATE IN A SAFE PLACE